As filed with the Securities and Exchange Commission on January 18, 2022

Registration Number 333-261967

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	7363	20-5879021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

31772 Casino Drive, Suite C., Lake Elsinore, CA 92530

(855-912-5378)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil G. Chan

c/o Registered Agents, Inc.

401 Ryland St, Suite 200-A

Reno, NV 89502

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Burnett

Witherspoon Brajcich McPhee, PLLC

601 West Main Street, Ste. 714

Spokane, WA 99201-0677

Phone: (509) 455-9077

Fax: (509) 624-6441

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

IGEN Networks Corp. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-261967) (the “Registration Statement”) to file a revised Exhibits list, as well as to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 16 with revised Exhibits list, related Exhibits and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed with this Registration Statement:

Exhibit No.	Exhibit Description

3.1(1)	Articles of Incorporation (Nevada)

3.2(2)	Amendment to Articles of Incorporation

3.3(2)	Amendment to Articles of Incorporation

3.4(1)	Bylaws

5.1	Opinion and consent of Robert J. Burnett, Attorney at Law, regarding legality of securities being registered

10.5(2)	Equity Purchase Agreement

10.6(2)	Registration Rights Agreement

21.1(1)	Subsidiaries of IGEN Networks Corp.

23.1(3)	Consent of Hall & Company, Independent Certified Public Accountants

23.2(3)	Consent of Macias Gini & O’Connell LLP, Independent Certified Public Accountants

(1)	Filed as Exhibit to initial filing of Form SB-2 Registration Statement on April 4, 2007.
(2)	Filed as Exhibit to Form S-1/A Registration Statement on September 18, 2020.
(3)	Filed as Exhibit to Form S-1 Registration Statement on December 30, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Elsinore, California, on this 18th day of January 2022

IGEN Networks Corp.
(Registrant)

By:	/s/ Neil Chan
Neil Chan
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Nealon	Director, Chairman of the Board	January 18, 2022
Robert Nealon

/s/ Neil G. Chan	Director, Chief Executive Officer	January 18, 2022
Neil G. Chan	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Mark Wells	Director	January 18, 2022
Mark Wells

/s/ Abel I. Sierra	Executive Officer, VP & GM	January 18, 2022
Abel I. Sierra

/s/ Robert Friedman	Director	January 18, 2022
Robert Friedman

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